Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-96799) previously filed by Viscount Systems, Inc. of our report dated March 11, 2004 on our audit of the consolidated financial statements of the Company as of December 31, 2003 and 2002 and for the years then ended, which report appears elsewhere in this Annual Report on Form 10-KSB of the Company as of and for the year ended December 31, 2003.

/s/ J. H. COHN LLP

San Diego, California
March 28, 2004